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                            EXHIBIT 10.11




                                 68

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                        BUILDING CONTRACT


     THIS CONTRACT is made and entered into as of this Fourteenth day of August 1995, by and between MARNELL CORRAO ASSOCIATES, INC., a Nevada Corporation (as General Contractor and hereinafter referred to as Contractor), and Rio Properties, Inc., d/b/a Rio Suite Hotel & Casino, a Nevada Limited Partnership (hereinafter referred to as Owner).


                           WITNESSETH:

     WHEREAS, the Owner intends to construct a 1,015 Room Hotel Tower; an approximate 255,000 square foot Low-Rise Addition; a 1,080 car Public Parking Garage; a 473 car Valet Parking Garage; remodel an approximate 18,000 square feet of existing Low-Rise building area; and related Onsite and Offsite Improvements in Las Vegas, Nevada, said Rio Phase V Expansion being hereinafter referred to as the Project (Our Project #738-95), and

     WHEREAS, the Owner requests the Contractor to perform the work and supply said materials and equipment necessary to complete the Project, and

     WHEREAS, the Contractor desires to perform said work and to supply said materials and equipment,

     NOW THEREFORE, in consideration of the mutual benefits arising therefrom, and for other good and valuable consideration, it is hereby agreed as follows.


                            ARTICLE 1
                       CONTRACT DOCUMENTS

     (A) The documents constituting the Contract between the Owner and the Contractor (and hereby collectively referred to as the Contract or this Contract) consist of the following:

          (1)  This Building Contract.

          (2)  Marnell Corrao Associates proposal dated 4  August
               1995, attached hereto as Exhibit "B".

          (3) Preliminary Project Plans entitled: Rio Phase V Expansion sheets A2.1, A2.2, A2.3 dated 21 July 1995 and Sheets TA1.1, TA2.0. TA2.1, TA2.2, TA2.3,
               TA5.0, TA5.1 and TA6.0 dated 11 July 1995, as prepared by Anthony A. Marnell II, Chtd., Architect.

     (B) In the event of any conflict between or among any of the terms or conditions of the documents constituting this Contract, the following order shall be employed in resolving any such conflict and in determining what terms or conditions will govern:

          (1)  This Building Contract, inclusive of Exhibit 'B'.


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          (2)  The Plans.

     (C) This Contract constitutes the entire agreement between the parties, and no modification of this contract shall be valid or binding unless such modification is in writing duly dated and signed by both parties. Neither Owner nor Contractor shall be bound by prior terms, conditions, statements, or representations, express or implied, oral or written, not otherwise contained in this Contract.


                            ARTICLE 2
                       CHANGES IN THE WORK

     (A) The Owner may, by written instructions or drawings to the Contractor which, in the reasonable opinion of the Contractor, do not materially affect the type, design, nature or scheduling of the Project, make changes in the above-mentioned plans and specifications, issue additional instructions, require additional work, direct the omission of work previously shown or ordered, or change work already incorporated into the Project, and the provisions of this Contract shall apply to any and all such changes with the same force and effect as though originally embodied in this Contract.

     (B)   For  changes  which  involve  additional  work  or   a
reduction in work as set forth in Paragraph (A) above, the Guaranteed Maximum Cost as hereinafter set forth in Article 6 shall be increased or decreased by the Contractor in accordance with the Contractor's estimate for said work, and the Contractor's fee shall be appropriately adjusted. All changes in the work must be authorized by a representative of Owner, who, for the purposes of this Project, shall be Mr. John Lipkowitz.

     (C) However, Owner and Contractor specifically agree that should a change be requested by Owner which, in the reasonable opinion of the Contractor, would materially affect the type, design, nature or schedule of the Project as a whole, the Contractor reserves the right to renegotiate the terms of the Contract.


                            ARTICLE 3
                       CONTRACTOR'S DUTIES

     (A) The Contractor agrees to provide all labor, materials and equipment necessary for the proper completion of the Project in a manner consistent with the requirements of the work to be performed, subject only to the provisions of Article 18; and during the course of construction, the Contractor agrees to furnish its best skill and judgment in effecting this goal.

     (B) The Contractor shall maintain at the site for the Owner one (1) record copy of drawings, specifications, addenda, change orders and other modifications.

     (C) The Contractor shall, during the course of construction, keep the premises free from accumulation of waste materials or rubbish caused by its operations. Within a reasonable period of time after substantial completion of the Project, the Contractor shall remove its waste

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materials  and  rubbish  from  and about the Project site as well as all tools, construction equipment, machinery and surplus materials.

     (D) The Contractor shall comply with all applicable laws, ordinances, rules, codes, regulations and lawful orders of any public authority relating to construction of the Project.

     (E) Irrespective of Paragraph (D) above, it is the responsibility of the Project Architect to use his best efforts to make certain that the Project is designed in accordance with applicable laws, ordinances, rules, statutes, building codes and regulations. If the Contractor observes that the Project, or any portion thereof, may be at variance therewith, the Contractor shall notify the Architect, and any change shall be accomplished by an appropriate modification as provided in Article 2.

     (F)  Any other duties as may be set forth in this Contract.


                            ARTICLE 4
                         OWNER'S DUTIES

     (A) The Owner shall, at the request of the Contractor, prior to the time of execution of this Contract, furnish to the Contractor and Contractor's Surety and Bonding Company acceptable evidence that the Owner has made suitable financial arrangements to fulfill its obligations under this Contract.

     (B) The Owner shall furnish all surveys to the Architect describing the physical characteristics, legal limitations and utility locations for the site of the Project, and a legal description of the site. A copy of the legal description shall be attached to this Contract and marked as Exhibit A.

     (C) The Owner shall secure and pay for necessary approvals, easements, assessments and charges required for the construction, use or occupancy of permanent structures or for permanent changes in existing facilities.

     (D) Information or services under the Owner's control shall be furnished by the Owner with reasonable promptness so as to avoid any delay in the orderly progress of the work.

     (E) The Owner shall provide the Architect with those facilities required by Article 5 (A) (3).

     (F) The Owner shall pay for and obtain all necessary utility company extensions or service fees related to this project; i.e., Clark County Sanitation District, Nevada Power
Company, Centel Telephone, and Southwest Gas Company etc.

     (G)  Any other duties as may be set forth in this Contract.

                                 3
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                            ARTICLE 5
                       ARCHITECT'S DUTIES

           The Owner is informed that the Architect on this Project is Anthony A. Marnell II, who, in addition to being a licensed Architect within the State of Nevada, is also a majority stockholder and employee of Contractor. The Owner acknowledges this relationship between Architect and Contractor on this Project, and herein accepts in every respect this close association between the two of them. In light of the special relationship existing between the Architect and the Contractor, the Owner agrees that in case of the termination of the Architect, for whatever reason, at the option of the Contractor the terms and conditions of this Contract will be renegotiated.

     (A) The Architect will provide administration of the Project as follows:

          (1)  The  Architect shall advise and consult  with  the
               Owner,  and shall act on behalf of the  Owner  and
               Contractor   to  the  extent  provided   in   this
               Contract.

          (2) The Architect shall visit the site at intervals appropriate to the stage of construction or as otherwise agreed by the Architect in writing to become generally familiar with the progress and quality of the work and to determine in general if the work is proceeding in accordance with the Contract. However, the Architect shall not be required to make exhaustive or continuous on-site inspections to check the quality or quantity of the work. On the basis of such on-site observations as an Architect, the Architect shall keep the Owner informed of the progress and quality of work. However, the Architect shall not be responsible for the acts or omissions of the Contractor, Subcontractors, or any other persons performing any of the work in the Project, or for failure of any of them to carry out the work in accordance with this Contract.

          (3) The Architect shall at all times have access to the work wherever it is in preparation or progress, and Owner shall provide facilities for such access so that the Architect may perform his functions under this Contract.

          (4) On written request of either the Owner or Contractor, the Architect shall, with reasonable promptness, render interpretations of the plans and specifications necessary for the proper execution or progress of the work.

          (5) The Architect's decisions in matters relating to artistic effect shall be final if consistent with the intent of this Contract.

          (6) The Architect shall have authority to reject work which does not conform to the requirements of this Contract and the given standards of the industry; and whenever, in the Architect's reasonable opinion, it is necessary to evaluate conformity, the Architect will have authority to require special inspection or testing of the work in accordance with the

                                 4
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               provisions of this  Contract, whether or not  such
               work be  then  fabricated, installed or completed.

               (a) If inspection or testing of the work reveals a material failure of the work to comply with the requirements of the Contract and the standards of the industry, the Contractor shall promptly correct any such deficient work, and the cost involved in correcting that work shall be borne solely by the Contractor. However, should the inspection or testing reveal that the work has been in material compliance with the requirements of the Contract and standards of the industry, then the Owner shall bear any and all costs involved in the inspection, testing, and correction of the work and an appropriate change order shall be issued as provided in
                    Article 2.

               (b) If the law, rules, ordinances, regulations or orders of any public authority having jurisdiction require any portion of the work to be inspected, tested or approved, the Contractor shall arrange for such inspections and the Owner shall bear all the costs of such inspections, tests or approval.

          (7) The Architect shall review and approve or take other appropriate action upon the Contractor's submittals such as shop drawings, product data and samples, for conformance with the design concept of the work, and with the information given in the Contract. Such action shall be taken with reasonable promptness so as to cause no delay in the Project. The Architect's approval of a specific item shall not indicate approval of any assembly of which the item is a component.

          (8) Any other duties as may be set forth in this Contract.


                            ARTICLE 6
                        CONTRACTOR'S FEE

     In consideration of the Contractor's performance of its obligations under this Contract, the Owner agrees to pay the Contractor as compensation for its services all costs (as costs are defined in Article 7) plus a fee equal to Seven (7%) percent of the total cost of the Project. Costs shall be paid to the Contractor at the time and in the manner set forth in Article 15. In addition, the Contractor shall be paid ninety percent (90%) of the proportional amount of its fee with each payment request made by Contractor until such time that the work is fifty percent (50%) complete. Thereafter the Contractor shall be paid One Hundred Percent (100%) of the proportional amount of its fee with each payment request. The balance of the fee shall be paid at the time of final payment. The Contractor guarantees that the maximum cost to the Owner for the completion of the Project, which cost includes the Contractor's fee, shall not exceed ONE HUNDRED SIXTY-TWO MILLION, NINE HUNDRED EIGHT THOUSAND, SEVEN HUNDRED THIRTY-FIVE DOLLARS ($162,908,735.00). This amount, however, is

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predicted upon the aforementioned original plans and the scope of work  as  outlined in Marnell Corrao Associates proposal dated  4
August 1995 (Exhibit B), and does not contemplate any changes as may be requested by the Owner as provided for in Article 2.


                            ARTICLE 7
                     COSTS TO BE REIMBURSED

     (A) The Owner agrees to reimburse the Contractor for all costs incurred in the execution of the work. Such costs include, but are not limited to, the following items:

          Item I. Any and all costs of labor, including but not limited to social security, unemployment insurance, old age benefits, all applicable taxes, travel time, subsistence wherever applicable, contributions to labor union benefits, such as health and welfare, vacation, pension, etc. Weekly payrolls shall be made up from daily time sheets and shall set forth the name, classification, social security number, hours worked, travel time, subsistence, rate of pay, gross amount, all deductions, and net amount paid for each employee. The payroll sheet shall bear a sequence number and dates indicating the payroll period.

                     Contractor is to pay when due all employee labor tax contributions, all state, county and federal taxes, as pertains to labor, and all contributions to labor union benefit funds. Contractor shall submit on its payment request the billing for aforementioned amounts.

          Item II. The salary and expenses of one off-site administrative employee who is to expend whatever time and energy is required to see that the job is properly administered from the home office. However, his services are not to be exclusive for this Project. Services of additional off-site administrative personnel are to be covered by the allowance of the salary of the administrative employee and may not be added to the cost of the job.

          Item III. Any and all materials and supplies purchased for the Project or required for execution of the work, including temporary buildings and structures. Cost of materials shall include all applicable taxes and costs of transportation of these materials. Fuel or energy for vehicle and equipment shall be included. All materials paid for, or reimbursed, by the Owner shall become the property of the Owner.

          Item IV. The amounts of all subcontracts, said amount to include all subcontractor's costs and profits.

          Item V. Premiums on all insurance or bonds required and or maintained for the Project (see Article 10 and Article
17). Premiums shall be included as costs as to which markup applies in determining Contractor's fee. The cost of General Liability Insurance is a reimbursable cost. The rate for the
General Liability Insurance shall be a minimum of $7.50 per $1,000 dollars of contract value. This rate is subject to change. Cost to be reimbursed shall be actual cost incurred by Contractor.

          Item VI. Transportation, traveling expenses, including meals and hotel expenses of the Contractor of its officers or employees incurred in the discharge of duties connected with this work.

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          Item  VII. All expenses incurred for transportation  to
and from the work of the personnel required for its prosecution as pertaining to Article 7, Item Vl.

          Item VIII. Permit fees, plan check fees, royalties, direct field surveying for construction purposes, county inspectors, damages for infringement of patents and costs of defending suits therefore, and for deposits lost for causes other than the Contractor's negligence.

          Item IX. Losses and expenses not compensated by insurance or otherwise sustained by the Contractor in connection with the work, provided they have resulted from causes other than the fault or negligence of the Contractor. Such losses shall include settlements made with the written consent and approval of the Owner. No such losses shall be included in the cost fee, but if after a loss from fire, flood or similar causes not due to the negligence of the Contractor, Contractor be required to reconstruct damages portions of items, Contractor shall receive for its services a fee in compliance with Article 6. Such work shall be considered a change subject to the provision of Article 2, and the guaranteed maximum cost shall be increased accordingly.

          Item X. Minor expenses, such as telegrams, telephone service, expressage, first aid supplies and similar petty cash items.

          Item XI. Cost, including transportation and maintenance, of hand tools not owned by workmen, canvas, tarpaulins, polyethylene film, and items consumed in the prosecution of the work. Items used but not consumed remain the property of Contractor.

          Item XII. Rentals of tools, vehicles, trucks, compressors, cranes, hoists, equipment and all construction plant parts thereof. It is intended that rental shall be charged on all items required for use in construction of the Project. Rentals shall be charged on equipment owned by the Contractor as well as equipment owned by others. Rental rates shall be as established by prevailing area rates.

          Item  XIII.      Interest at a rate in accordance  with
Article 15, Paragraph (A), and as can be determined on funds which the Contractor must provide or borrow in the event that payments are not made by the Owner on time as provided hereinafter in Article 15.

          Item XIV. All items and expenses necessary for providing of a temporary office at the jobsite. Salaries of personnel required to maintain the field office shall be incorporated in the payroll under the provisions of Article 7,
Item I. Supplies for the office shall be provided under the provisions of Article 7, Item III.

          Item XV. Costs incurred due to an emergency affecting the safety of persons and property.

     (B) Owner agrees to reimburse Contractor for all costs incurred during or arising out of the course of construction, even though billings for said costs may be submitted to the Owner after the Contract has otherwise terminated, up to a maximum period of 60 days after final payment.

                                 7
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                           ARTICLE 8
                   COSTS NOT TO BE REIMBURSED

     The following are the only costs which the Contractor shall not be permitted to include as job costs:

          Item I. Salary of any person employee during the execution of the work in the main home office, except the one administrative employee for whom provision is made in article 7,
Item II.

          Item  II.  Overhead expenses not expressly included  in
Article 7.

          Item III. Interest on capital employed, except that provided for in Article 7, Item XIII.


                            ARTICLE 9
                   DISCOUNTS, REBATES, REFUNDS

     All cash and trade discounts shall accrue to the Owner, provided payments to the Contractor are timely made according to the provisions of Article 15. Should any payments to the Contractor be withheld or delayed for whatever reason, all cash and trade discounts shall accrue to the Contractor. Should a discount be disallowed by a supplier due to a delay in payment from the Owner, the undiscounted amount shall be considered the cost. Rebates, refunds and all returns from sale of surplus material shall accrue to the Owner.


                           ARTICLE 10
                            INSURANCE

     (A)  Property Insurance.

          (1) The Owner shall purchase and maintain property insurance on the entire work to the full insurable value thereof. This insurance shall include the Owner, the Contractor, Subcontractors, Sub-subcontractors, and Materialmen. The insurance shall insure against the perils of fire, extended coverage and also include "all risk" for physical loss not limited to theft, earthquake and flood damages. If the Owner and Contractor agree to waive any coverage's and a loss results from this uninsured peril or lack of coverage, then the Owner shall be solely responsible for any and all resulting damage and costs.

               (a) The Owner shall file a copy of all policies with the Contractor before an exposure to loss may occur. Said policies to be in a form and content satisfactory to Contractor.

               (b) If the Owner does not intend to purchase insurance required by Paragraph (1) above, Owner shall inform the Contractor in writing prior to the commencement of the work. The Contractor may then

                                 8
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                    effect such  insurance, and the cost shall be
                    charged to the Owner as a reimbursable cost provided for in Article 7.

          (2) The Owner shall purchase and maintain such insurance as will insure Owner against loss of use of Owner's property and/or damage to existing property due to fire or other hazards, however caused. This insurance shall include the Owner, the Contractor, Subcontractors, Sub-subcontractors and Materialmen. The Owner, for itself and on behalf of its insurance company or companies, waives all rights of recovery or causes of action against the Contractor for all damage and/or loss or use of its property, including consequential losses, due to fire and other hazards, however caused.

          (3) The responsibility for payment of any deductible under Paragraphs (1) and (2) above shall be borne exclusively by the Owner.

          (4) All policies of insurance obtained under Paragraphs (1) and (2) above shall be secured with recognized and established insurance companies and no cancellation or modification of any policy or policies shall be made by Owner without thirty
               (30) days prior written notice to Contractor.

     (B)  Liability Insurance.

          (1) The Owner shall be responsible for purchasing and maintaining its own liability insurance, which shall include such insurance as will protect the Owner against claims which may arise from any operations under this Contract.

          (2) The Contractor will provide the Owner with certificates of insurance evidencing that the Contractor has liability and automobile liability insurance, which insurance cannot be canceled by or terminated or the coverage thereof materially reduced, until the insurance company has attempted to give thirty (30) days written notice thereof by Registered Mail addressed to the Contractor and Owner. The Contractor shall maintain:

               (a)  Public Liability:

                    Comprehensive General Liability Insurance covering the Contractor, Owner and other indemnities, as their interests may appear, as additional insured, with limits of liability as follows: Bodily Injury and Property Damage: Not less than Ten Million Dollars ($10,000,000.00) Combined Single Limit.

               (b)  Workmen's Compensation:

                    Workmen's Compensation Insurance, in minimum amounts as required by Law.

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               (c)  Automobile Liability:

                    Automobile Liability and Property Damage Insurance for all owned, non-owned and hired vehicles covering the Contractor and the indemnities, as their interest may appear, as additional insured, against liability for bodily injury and death and for property damage with limits of liability of not less than One Million Dollars ($1,000,000.00) Combined Single Limit.

          (3) Owner agrees to defend, indemnify and hold Contractor completely free and harmless from and against any and all expenses, costs, including but not limited to court costs and reasonable attorney's fees which arise out of or which in any way relate to any claim or demand being asserted, or lawsuit arises out of any operations affecting the Project. The agreement to indemnify and hold the Contractor completely free and harmless shall apply, save and except where it is legally established by a Court of competent jurisdiction that the Contractor has itself been principally negligent. This Paragraph (3) shall survive the termination of this Contract.

     (C)  Boiler Insurance.

           The Owner shall purchase and maintain boiler and machinery insurance in an amount necessary to protect the Owner and Contractor from any and all risks or loss. This insurance shall include the Owner, the Contractor, Subcontractors, Sub-subcontractors and Materialmen.

     (D)  Notification of Any Claim.

           Should either party to this Contract suffer injury or damage to person or property because of any act or omission of the other party or any of its employees, agents or others for whose acts either the Owner or Contractor is or may be legally liable, any claim of injury or damage shall be made in writing to such other party within a reasonable time after the first observance of such injury or damage.


                           ARTICLE 11
                          SUBCONTRACTS

     (A) The Contractor may subcontract all or any portion of the work at its discretion, and the total price of any and all such Subcontracts shall be a reimbursable cost as provided for in
Article 7.

     (B) Contractor acknowledges that under limited circumstances the Owner may request the Contractor to use one or more Subcontractors of the Owner's choice. However, in recognition of the special relationship that must exist between the Contractor and its Subcontractors, the Owner agrees that when the Owner requests the use of any particular Subcontractor, the Owner shall seek the advise and obtain the approval of the Contractor. The

Owner further agrees that should the Contractor agree to use the Owner's Subcontractor, and should the price to be charged by the Owner's Subcontractor exceed the price with the Contractor otherwise intended to use, the difference in price will be added to the Guaranteed Maximum Cost as provided for in Article 6, and that the Contractor's fees will be increased accordingly.

     (C) Regardless of which Subcontractors may be used on the Project, there shall be no contractual relationship between the Owner and the Subcontractors, and the Contractor shall have full, complete and absolute directing authority over performance of the work by all Subcontractors.

     (D) The organization of the specifications into divisions, sections and articles, and the arrangement of drawings shall not control the Contractor in dividing the work among Subcontractors, or in establishing the extent of the work to be performed by any trade.


                           ARTICLE 12
                     OWNER'S REPRESENTATIVE

     During the course of construction, the Owner shall provide an individual who will be available on a regular basis to consult with the Contractor concerning all phases of the Project. This individual shall be the Owner's Representative, and shall be solely responsible for bringing any problems to the attention of the Contractor, and for approving any matters for which the Owner's approval is required or sought. This individual shall have total familiarity with all aspects of the building process, and will have authority to represent and bind the Owner in any and all matters affecting the Owner's rights and responsibilities under this Contract. For the purposes of this Project, the Owner's Representative shall be Mr. John Lipkowitz. If for any reason or at any time, this individual will not be available to the Contractor, then the Owner shall immediately designate another individual to take his place and shall notify the Contractor of such writing.


                           ARTICLE 13
                        TITLE OF THE WORK

     The title to all work completed and in the course of construction, and of all materials supplied, for which payment has been made in full by Owner, shall be in the Owner.


                           ARTICLE 14
                   ACCOUNTING-INSPECTION AUDIT

     The Contractor shall keep full and detailed accounts and records of all costs. The Owner shall be afforded reasonable access to the accounts and records of Contractor as reasonable times for the purpose of inspecting, and where reasonably requested by Owner, auditing the same.

     However, neither the request for nor the conduct of any audit shall be cause for failure of Owner to make timely payments as provided herein. In any and all events, the Owner shall request, conduct and close any monthly progress payment accounting review within thirty (30) days after receipt of the progress payment request. Any final payment request audit shall be conducted and closed within twenty-five (25) days after receipt of the request for final payment so as not to delay final payment including retention which shall be paid Contractor within thirty (30) days after substantial completion of the Project, and in no event, later than thirty-nine (39) days after the filing of the Notice of Completion for the Project.


                           ARTICLE 15
                     APPLICATION FOR PAYMENT

     (A) The Contractor shall deliver to the Owner, on or about the first day of each month, a request for payment on a form substantially similar to that attached hereto as Exhibit C. The Contractor shall include with this form an appropriate lien release covering the work and materials enumerated in the payment request. The Owner shall promptly approve the payment request so that there will be no delay in processing of payment and shall, save and except where a legitimate objection is raised as to a particular item as provided in Paragraph (B) below, make payment in full to the Contractor on or before the tenth (10th) day of each month. Payments not made to the Contractor on or before the tenth (10th) of the month shall bear interest at the then current prime rate of interest plus 2% as that rate is established by First Interstate Bank of Nevada. The inclusion of this interest shall be in addition to any and all other rights and remedies which the Contractor may have in the event of delinquent payments.

     (B) The Owner shall determine the amount owning to the Contractor based on observations at the site and on evaluation of the Contractor's request for payment. Should the Owner disapprove an item in any payment request, payment for that specific item may be withheld for a period not to exceed thirty (30) days within which time it shall be adjudicated. However, the balance requested in that payment request must be paid by the Owner to the Contractor on or before the tenth (10th) day of the month.

     (C) The Contractor specifically reserves the right to cease work should requested payments be unreasonably withheld or delayed.

     (D) Payments will be made by the Owner for materials or equipment whether the same have been incorporated into the Project or suitable stored on or off the site. Payments for said materials and equipment will be conditioned only upon inspection of the materials and equipment by the Contractor, and the Contractor's verification that suitable insurance has been secured.

     (E) If, after substantial completion of the work, final completion thereof is materially delayed through no fault of the Contractor or by issuance of change orders affecting final completion, the Owner shall, upon application by the Contractor, and without terminating the Contract, make payment of the balance due for that portion of the work which has been fully completed.

     (F) In the event of a lien or liens for material or labor is filed against the property, the Owner may withhold from final payment to Contractor an amount equal to the amount of the lien plus a reasonable amount to meet the cost of possible litigation. This amount shall be promptly released to the Contractor upon its furnishing a bond in favor of the Owner and the lien claimant in the amount of the lien and probable litigation costs, or upon the Contractor furnishing the Owner a release of lien from the claimant.

     (G) Final payment shall be paid to the Contractor within thirty (30) days after substantial completion, as defined in
Article  16, Paragraph (B) and in no event later than thirty-nine
(39) days after, the filing of the Notice of Completion for the Project.

     (H) The making of final payment shall constitute a waiver of all claims by the Owner except those arising from (1) unsettled liens, or (2) faulty or defective work appearing after substantial completion and within the term of the warranty given by the Contractor, under the terms of Article 19.

     (I) A ten percent (10%) retention shall be withheld from each application for payment for work performed until the work is fifty percent (50%) complete. Thereafter no retention shall be withheld. Retention shall be released upon Final Payment.


                           ARTICLE 16
                      NOTICE OF COMPLETION

     (A) The Owner shall promptly record a Notice of Completion when the Project has been substantially completed. Substantial completion is defined below in Paragraph (B). Final payment shall be paid to the Contractor within thirty (30) days after substantial  completion, and in no event later  than  thirty-nine
(39) days after, the filing of Notice of Completion for the Project.

     (B) The date of substantial completion of the work, or any designated portion thereof, is the date certified by the Contractor when construction is sufficiently complete, in accordance with the Contract, so the Owner can occupy or utilize the Project or designated portion thereof for the use for which it is intended.


                           ARTICLE 17
                              BOND

     The Contractor shall endeavor to furnish a Contract Performance Bond in an amount and form satisfactory to the Owner at the Owner's expense should the Owner specifically request such a bond. Should the Owner desire, the Contractor may pay for the bond; however, in this event, the premium shall become a job cost under the provision of Article 7, Item V, and the Guaranteed Maximum Cost as set forth in Article 6, shall be increased accordingly, treating this as a change subject to the provisions of Article 2.


                           ARTICLE 18
                     PERIOD OF CONSTRUCTION

     (A) The Contractor agrees to commence work hereunder within five (5) work days after receipt of written notice from the Owner to do so, to prosecute said work thereafter diligently and continuously to completion and in any and all events to substantially complete the Project within 540 calendar days after receipt of the Owner's notice to commence work.

     (B) The Owner and Contractor specifically acknowledge, however, that there are circumstances beyond the reasonable control of Contractor which may result in a delay of the Project. Consequently, Owner and Contractor agree that if the Contractor is delayed or impeded by any acts of the Owner or its agents or those claiming under agreement from the Owner, or by acts of God which Contractor could not have reasonably foreseen and provided against, or by stormy, inclement, or severely cold weather, or by strike, boycott, or like obstructive actions of employees, third persons or labor organizations, or for any other cause beyond the reasonable control of Contractor, the time within which the Contractor has to complete the Project shall be appropriately extended.

     (C) Should concealed conditions encountered in the performance of the work below the surface of the ground, or should concealed or unknown conditions in an existing structure be at variance with the conditions indicated by the Contract, or should unknown physical conditions below the surface of the ground or should concealed or unknown conditions in an existing structure of an unusual nature, differing materially from those ordinarily encountered and generally recognized as inherent in work of the character provided for in this Contract be encountered, the Contract Sum shall be equitably adjusted under
Article 2, upon claim made within a reasonable time after the first observance of the condition.

     (D) The period of time set forth in Paragraph (A) above may be necessarily or appropriately extended by any change orders effected pursuant to Article 2.

     (E) The term "day" as used throughout this Contract shall mean calendar day unless otherwise specifically designated.


                           ARTICLE 19
                           WARRANTIES

     (A) The entire work is hereby warranted against defects in materials and workmanship for a period of one (1) year from the date of substantial completion of the Project or substantial completion of any designated portion thereof. If, within this one
(1) year period, any of the work or materials or equipment (for which approval has not been previously given in writing by Owner) is proven to be defective and not in accordance with the Contract, the Contractor shall, at its expense, correct said defect promptly after receipt of a written notice from the Owner to do so. The Owner shall give notice promptly after discovery of any defective condition.

     (B) The Contractor warrants to the Owner that all equipment and materials furnished under this Contract will be new unless otherwise specified or approved by the Owner.

     (C) Articles, materials or methods specified by proprietary name or by name of vendor or manufacturer will be furnished or applied by Contractor, except only where equal substitutions for articles, materials or methods are approved by the Contractor for use in lieu thereof. In
determining  the   quality  of  substitute  parts,  materials  or
methods, availability or procurement shall be a determining factor.

     (D) The Contractor shall secure and furnish to the Owner through the Architect, all applicable written guarantees and warranties as may be called for by this Contract.


                           ARTICLE 20
                           ARBITRATION

     (A) All disputes, claims or questions not resolved informally by Owner and Contractor may be subject to arbitration. If both Owner and Contractor agree that a particular dispute, claim or question should be arbitrated, then arbitration shall be effected as provided in Paragraph (B) below, and the decision therefrom shall be binding on both parties. If, however, either the Contractor and/or the Owner elect not to proceed by way of arbitration, then either or both parties may resort to appropriate Court action, with the prevailing party being entitled to receive all reasonable attorneys' fees, Court costs, and any and all other fees, expenses, and costs arising out of or in any way incurred in the institution or defense of that action.

     (B)    Should  both  the  Owner  and  Contractor  agree   to
arbitration, the following procedures shall be employed:

          (1) Notice of the demand for arbitration shall be filed in writing with the other party to this Contract. This demand shall be made within a reasonable time after the dispute has risen, but in no case shall the demand be made later than the time set in this Contract for final payment. Any demand received after that time shall not be allowed.

          (2) Owner and Contractor shall, within ten (10) days of the written demand for arbitration, agree upon an arbitrator. If within this said ten (10) day period the Owner and Contractor are unable to agree upon a single arbitrator, then the Owner and Contractor will, within three
     (3) additional days, each select an arbitrator, and those two arbitrators will then select a third.

          (3)   At  such  time as the arbitrator  (or  all  three
     arbitrators) has been selected as provided in Paragraph  (2)
     above, the election to arbitrate shall become final and irrevocable.

          (4) Unless both Owner and Contractor specifically agree in writing to the contrary, the arbitration hearing shall be conducted and the decision rendered therefrom no more than forty-five (45) days after the written demand for arbitration.

          (5) The arbitrator, if he deems that the case requires it, is authorized to award to the party whose contention is sustained, such sums as he (or a majority of them) shall deem proper to compensate the prevailing party for the time and expense incident to the proceedings, including any and all reasonable attorneys' fees expended, and, if the arbitration was demanded without reasonable cause, he may also award damages for delay. Unless Owner and Contractor specifically agree in writing to the contrary, the arbitrator shall fix his own compensation and shall assess costs and charges of the proceeding upon either or both parties.

          (6) The decision of the arbitrator shall be final, save and except for the limited right of appeal as provided for in the Nevada Revised Statutes. In the event the decision of the arbitrator is appealed, reasonable attorneys' fees and Court costs, as determined by a Court of competent jurisdiction, shall be paid to the prevailing party.

          (7) Unless Owner and Contractor otherwise agree in writing to the contrary, the Contractor shall carry on the work during any arbitration proceedings, and the Owner shall continue to make timely payments to the Contractor in accordance with the Contract.


                           ARTICLE 21
                  TERMINATION OF THE CONTRACTOR

     (A)  Termination by the Contractor.

          (1) If the work is stopped for a period of thirty (30) days under an order of any Court or other public authority having jurisdiction, or as the result of an act of government, such as declaration of a national emergency making materials unavailable through no act or fault of the Contractor or a Subcontractor or their agents or employees, or any other person performing any of the work under a contract with the Contractor, of if the work should be stopped for a period of thirty (30) days by the Contractor because the Owner has not made payment as provided herein, then the Contractor may, upon three (3) additional days' written notice to the Owner, terminate this Contract and recover from the Owner payment for all work executed, and for any proven loss sustained upon any materials, equipment, tools, construction equipment and machinery, including reasonable profit and damages thereon.

     (B)  Termination by the Owner.

           (1) If the Contractor is adjudged a bankrupt or makes a general assignment for the benefit of creditors, or if a receiver is appointed on account of the Contractor's insolvency, or if the Contractor persistently and repeatedly refuses or fails, except in cases for which an extension of time is provided for in Article 18, to supply enough workmen or materials, or if the Contractor persistently and repeatedly fails to make payment to Subcontractors or for materials or labor, or persistently disregards laws, ordinancs, rules, regulations or orders of any public authority having jurisdiction, or otherwise is guilty of a substantial violation of the provisions of this Contract, then the Owner may, without prejudice to any other rights or remedies he may have, and after giving the Contractor and his surety, if any, three (3) days' written notice, terminate the employment of the Contractor and take possession of the site and all materials for which the Owner has made payment in full.

     (C) Any termination of this Contract, whether by Contractor or Owner, shall be subject to the rights and remedies available in
Article 20.


                           ARTICLE 22
                    MISCELLANEOUS PROVISIONS

                             (None)


                           ARTICLE 23
                             NOTICES

     Any and all notices, demands or requests required or appropriate under this Contract shall be given in writing either by personal delivery or by registered or certified mail, return receipt requested, addressed to the following addresses:

     To Contractor:           MARNELL CORRAO ASSOCIATES, INC.
                              4495 South Polaris Avenue
                              Las Vegas, NV 89103

     To Owner:                RIO PROPERTIES, INC., d/b/a
                              RIO SUITE HOTEL & CASINO
                              3700 West Flamingo Road
                              Las Vegas, NV 89103


When notice has been given by mail, it shall be deemed served the date following deposit, postage prepaid in the United States mail. The parties may change the place of notice by notifying the other party as set forth herein.


                           ARTICLE 24
                       PARTIAL INVALIDITY

     Should any term, condition, covenant or provision of this Contract, or any application thereof, be held by a Court of competent jurisdiction to be invalid, void or unenforceable, all provisions, covenants or conditions of this Contract, and all applications thereof, not held invalid, void or unenforceable, shall continue in full force and effect and shall in no way be effected, impaired or invalidated thereby.


                           ARTICLE 25
                     SUCCESSORS IN INTEREST

     Neither Owner nor Contractor may transfer or assign this Contract, or any interest therein, without the prior written permission of the other. However, this Contract shall insure to be benefit of, and be binding upon, the successors, assigns (where permitted) and representatives of both the

Owner and Contractor, and the Owner and Contractor covenant for themselves and for their successors, assigns and representatives, that they will fully perform on the terms and conditions of this Contract.


                           ARTICLE 26
                      CAPTIONS AND PRONOUNS

     The captions appearing at the commencement of the Articles hereof are descriptive only and for convenience in reference to this Contract, and in no way whatsoever define, limit or describe the scope or intent of this Contract, or in any way affect this Contract.


                           ARTICLE 27
                     CORPORATE AUTHORIZATION

     The   parties   executing  this  Contract  acknowledge   and
represent that all corporate authorization has been obtained for the execution of this Contract and for the compliance with each and every term hereof.


                           ARTICLE 28
                           LEGAL SUITS

     The terms and conditions of this Contract shall be construed in accordance with and governed by the laws of the State of Nevada, and the parties hereto acknowledge that the Courts of this State shall have exclusive jurisdiction over any action or proceeding brought under or by reason of this Contract.

     In Witness Whereof, the Contractor and Owner have executed this contract as of the day and year first above written.


RIO PROPERTIES, INC., d/b/a       MARNELL CORRAO ASSOCIATES, INC.
RIO SUITE HOTEL & CASINO


By                                By
Its                               Its



                                  Nevada State Contractor's
                                  License No. 8152A

Attachments:   Exhibit "A" Legal Description
               Exhibit "B" Proposal dated 4 August 1995
               Exhibit "C" Billing Format

                           EXHIBIT "A"


PARCEL I:

     The  Southwest Quarter (SW 1/4) of the Southwest Quarter (SW
1/4) of Section 17, Township 21 South, Range 61 East, M.D.B.&M.

     EXCEPTING THEREFROM the Easterly 735 feet.

     ALSO  EXCEPTING  THEREFROM  the Westerly  50  feet  and  the
Southerly 50 feet, as conveyed to Clark County, for roads and incidental purposes, by Deeds recorded December 21, 1966 in Book 766 as Document No. 615412, and recorded August 24, 1967 in Book 818 as Document No. 657103, of Official Records.

     FURTHER  EXCEPTING THEREFROM that portion of  the  Southwest
Quarter (SW 1/4) of the Southwest Quarter (SW 1/4) of Section 17,
Township 21 South, Range 61 East, M.D.B.&M., more particularly described as follows:

     BEGINNING  at  the  intersection  of  the  Owner's  Easterly property line and the left or Northerly right-of-way line of Flamingo Road (Project M-5927(6)), at a point 105.00 feet left of and measured radially from Highway Engineer's Station "M" 5+
85.38 P. O. C., said point of beginning further described as bearing North 82 deg. 38'49" East a distance of 614.92 feet from the Southwest corner of Section 17, Township 21 South, Range 61 East, M.D.B.&M., thence South 0 deg. 09'16" East along the Owner's Easterly property line a distance of 30.05 feet to the Southwest corner of Owner's property; thence North 89 deg. 52'24" West along the Owner's Southerly property line a distance of
560.54 feet to the Southwest corner of Owner's property; thence North 0 deg. 41'58" West along the Owner's Westerly property line a distance of 43.27 feet to an intersection with the left or Northerly right-of-way line of said Flamingo Road; thence South 89 deg. 00'00" East along said right-of-way line a distance of
286.54 feet to a point; thence from a tangent which bears the last described course, curving to the right along said right-of-way line, with a radius of 1075 feet, through an angle of 3 deg. 46'06" an arc distance of 70.70 feet to a point; thence North 4 deg. 46'06" East along said right-of-way line a distance of 30.00 feet to a point; thence from a tangent which bears South 85 deg. 13'54" East, curving to the right along said right-of-way line, with a radius of 1105 feet, through an angle of 10 deg. 37'17" an arc distance of 204.84 feet to the point of beginning.

     FURTHER  EXCEPTING THEREFROM those portions of the Southwest
Quarter (SW 1/4) of Section 17, Township 21 South, Range 61 East,
M.D.B. & M., Clark County, Nevada, being more particularly described as follows:

PARCEL A:

     COMMENCING at the West One-Sixteenth Corner of Section 17, Township 21 South, Range 61 East, M.D.B. & M., Clark County, Nevada; thence South 89 deg. 17'22" East a distance of 50.01 feet to the TRUE Point OF BEGINNING; thence continuing South 89 deg. 17'22" East a distance of 945.61 feet to a point; thence South 00 deg. 03'46" West a distance of 30.00 feet to a point; thence North 89 deg. 17'22" West a distance of 945.03 feet to a point; thence North 00 deg. 29'59" West a distance of 30.01 feet to the TRUE POINT OF BEGINNING.

PARCEL B:

     COMMENCING at the West One-Sixteenth Corner of Section 17, Township 21 South, Range 61 East, M.D.B. & M., Clark County, Nevada; thence South 89 deg. 17'22" East a distance of 50.01 feet to a point; thence South 00 deg. 29'59" East a distance of 30.01 feet to the TRUE POINT OF BEGINNING; thence continuing South 00 deg. 29'59" East a distance of 25.53 feet to a point; thence along a curve concave to the Southeast, having a radius of 25.00 feet, a central angle of 91 deg. 12'37" with an arc length of
39.80 feet to a point; thence North 89 deg. 17'22" West a distance of 25.53 feet to the TRUE POINT OF BEGINNING.

PARCEL C:

     COMMENCING at the Southwest Corner of Section 17, Township 21 South, Range 61 East, M.D.B. & M., Clark County, Nevada; thence South 89 deg. 38'49" East a distance of 50.00 feet to a point; thence North 00 deg. 29'59" West a distance of 93.27 feet to the TRUE POINT OF BEGINNING; thence continuing North 00 deg. 29'59" West a distance of 52.40 feet to a point; thence along a curve concave to the Northeast, having a radius of 54.00 feet, a central angle of 88 deg. 16'26" with an arc length of 83.20 feet to a point; thence North 88 deg. 46'25" West a distance of 52.40 feet to the TRUE POINT OF BEGINNING.

     EXCEPTING THEREFROM that portion of said land as conveyed to Clark County for road purposes by Deed recorded October 19, 1989, in Book 891019, as Document No. 00833 and re-recorded January 18, 1990 in Book 900118, as Document No. 00862 of Official Records.

PARCEL II:

     The  East 735 feet of the Southwest Quarter (SW 1/4) of  the
Southwest  Quarter  (SW 1/4) of Section 17,  Township  21  South,
Range 61 East, M.D.M.

     EXCEPT that portion of the North 300 feet of said land lying
West of the East 322.58 feet.

     ALSO EXCEPT the interest in the Southerly Fifty (50) feet of the Southwest Quarter (SW 1/4) of the Southwest Quarter (SW 1/4) as conveyed to the County of Clark, for roads, utilities, other public and incidental purposes by Deed recorded August 24, 1967 as Document No. 657103.

     FURTHER EXCEPT the interest in a portion of said land conveyed to Clark County for roads, utilities and other public and incidental purposes by Deed recorded May 7, 1971 as Document
No. 98302, Official Records.

     FURTHER  EXCEPTING THEREFROM that portion of  the  Southwest
Quarter (SW 1/4) of the Southwest Quarter (SW 1/4) of Section 17,
Township  21  South, Range 61 East, M.D.B. &  M.,  Clark  County,
Nevada, being more particularly described as follows:

     BEGINNING at the Northeast corner of the Southwest Quarter (SW 1/4) of the Southwest Quarter (SW 1/4) of said Section 17, as delineated on that certain recorded survey map performed by ARMAND A. DUCHARME at the instance of STOCKS MILL AND SUPPLY INC. dated June 28, 1973 in File 26, Page 12, Official Records, Clark County, Nevada; thence South 00 deg. 03'48" West along the East line of the Southwest Quarter (SW 1/4) of the Southwest Quarter (SW 1/4) of said Section 17 a distance of 1261.96 feet to a point in the North right-of-way line of FLAMINGO ROAD (100.00 feet wide); thence North 89 deg. 38'49" West along said North right-of-way line a distance of 282.59 feet to a point, being the intersection of the North right-of-way line of FLAMINGO ROAD and the East right-of-way line of HIGHLAND DRIVE (80.00 feet wide); thence North 00 deg. 03'48" East along the East right-of-way line of said HIGHLAND DRIVE a distance of 1263.78 feet to a point in the North line of the Southwest Quarter (SW 1/4)`of the Southwest Quarter (SW 1/4) of said Section 17; thence South 89 deg. 16'52" East along the North line of the Southwest Quarter (SW 1/4) of the Southwest Quarter (SW 1/4) of said Section 17, a distance of
282.58 feet to a point being the TRUE POINT OF BEGINNING.

     FURTHER EXCEPTING those portions conveyed to Clark County by Deed recorded October 10, 1985 in Book 2198 as Document No.
2157357, Official Records and described as follows:

PARCEL A:

     Being a portion of the Southwest Quarter (SW 1/4) of Section
17, Township 21 South, Range 61 East, M.D.M., more fully described by metes and bounds as follows, to wit:

     Beginning at the intersection of the Grantor's westerly property line as delineated on that certain survey map filed in the Office of the County Recorder of Clark County, Nevada in File 26, Page 12 of Surveys as Document No. 300693 of Official Records on June 28, 1973; and the left or Northerly right of way line of Flamingo Road (Project M-592(6)) at a point 105.00 feet left of and measured radially from Highway Engineer's Station ''M'' 5+85.38 P.O.C., said point of beginning further described as bearing North 82 deg. 38'49" East, a distance of 614.92 feet from the Southwest corner of Section 17, Township 21 South, Range 61 East, M.D.M.; thence South 46 deg. 45'37" East, along said right of way line, a distance of 43.97 feet to grantor's Southerly property line, thence North 89 deg. 52'24" West, along Grantor's Southerly property line, a distance of 31.95 feet to the Southwest corner of Grantor's property; thence North 00 deg. 09'16" West, along the Grantor's Westerly property line, a distance of 30.05 feet to the point of beginning.

PARCEL B:

     Being a portion of the Southwest Quarter (SW 1/4) of Section
17, Township 21 South, Range 61 East, M.D.M., and more fully described by metes and bounds as follows, to wit:

     Beginning at Grantor's Easterly property line as delineated on that certain recorded survey map filed in the Office of the County Recorder of Clark County, Nevada, in File 26, Page 12 of Surveys as Document No. 300693 of Official Records on June 28, 1973, at a point 219.10 feet left of and at right angles to the centerline of Flamingo Road (Project M-59(6)), at Highway Engineer's Station "M" 9+37.96 P.O.T., said point of beginning further described as bearing North 84 deg. 53'26" East, a distance of 986.19 feet from the Southwest corner of Section 17, Township 21 South, Range 61 East, M.D.M.; thence South 0 deg. 09'16" East, along the Grantor's Easterly property line, a distance of 40.00 feet to the Southeast corner of Grantor's property; thence North 89 deg. 52'24" West along Grantor's
Southerly property line, a distance of 50.00 feet to a point; thence North 51 deg. 21'20" East, a distance of 63.88 feet to the point of beginning.

     FURTHER EXCEPTING from Parcel II any improvements located thereon as excepted in Deed dated August 12, 1985, executed by JAMES W. NEWMAN, In Favor of ALLAN D. SACHS, and recorded August 14, 1985 in Book 2167 as Document No. 2126328 and re-recorded November 27, 1985 in Book 2225 as Document No. 2184489, of Official Records.

PARCEL III:

     That portion of the Southwest Quarter (SW 1/4) of the Southwest Quarter (SW 1/4) of Section 17, Township 21 South,
Range 61 East, M.D.M., described as:

     Lot Two (2) as shown by map thereof in File 47 of Parcel maps, Page 51, in the Office of the County Recorder of Clark
County, Nevada.

PARCEL IV:

     A portion of the Southwest quarter (SW 1/4) of the Southwest
Quarter (SW 1/4) of Section 17, Township 21 South, Range 61 East,
M.D.M., and more fully described by metes and bounds as follows, to wit:

     BEGINNING at a point on the left or Northerly right-of-way line of SR-592 (Flamingo Road, (Project M-592(6)), 75.00 feet left of and measured radially from Highway Engineer's Station "M'' 4+00.00 P.O.C.; said point of beginning further described as bearing North 78 deg. 13'43" East, a distance of 414.70 feet from the Southwest corner of Section 17, Township 21 South, Range 61 East, M.D.M.; thence North 4 deg. 46'06" East, along the former left or Northerly right-of-way line of said SR-592, a distance of
30.00 feet to a point; thence from a tangent which bears South 85 deg. 13'54" East, curving to the right along said former right-of-way line, with a radius of 1,105 feet, through an angle of 10 deg. 37'17", an arc distance of 204.85 feet to a point; thence South 46 deg. 45'33" East, along said former right-of-way line, a distance of 43.96 feet to an intersection with the left or Northerly right-of-way line of said SR-562, 85.00 feet left of and at right angles to Highway's Engineer's Station "M'' 6+22.66 P.O.T.; thence North 89 deg. 52'24" West, along said right-of-way line, a distance of 35.97 feet to a point 75.00 feet left of and measured radially from Highway Engineer's Station "M" 5+89.26 P.O.C.; thence from a tangent which bears North 74 deg. 23'17" West, curving to the left along said right-of-way line, with a radius of 1,075 feet, through an angle of 10 deg. 50'37", and arc distance of 203.45 feet to the point of beginning: said parcel contains an area of 6,665 square feet (0.15 of an acre), more or less.

PARCEL V:

     A  portion of the Southwest Quarter (SW 1/4) of Section  17,
Township  21  South, Range 61 East, M.D.B. &  M.,  Clark  County,
Nevada,  being  more particularly described as follows  (Highland
Avenue):

     COMMENCING at the Southwest corner of Section 17, Township 21 South, Range 61 East, M.D.B. & M., Clark County, Nevada; thence South 89 deg. 38'49" East a distance of 50.00 feet to a point; thence North 00 deg. 29'59" West a distance of 93.27 feet to a point on the North line of Flamingo Road; thence South 88 deg. 46'25" East a distance of 286.54 feet to a point; thence South 82 deg. 24'46" East a distance of 308.90 feet to a point; thence South 89 deg. 38'49" East a distance of 290.35 feet to the TRUE POINT OF BEGINNING; thence continuing South 89 deg. 38'49" East a distance of 130.00 feet to a point; thence North 00 deg. 03'46" East a distance of 836.29 feet to a point; thence along a curve concave to the Northeast, having a radius of 60.00 feet, a central angle of 83 deg. 37'14" with an arc length of 87.57 feet to a point; thence South 00 deg. 03'46" West a distance of 795.88 feet to a point; thence South 51 deg. 34'48" West a distance of
63.87 feet to the TRUE POINT OF BEGINNING.

PARCEL VI:

     A portion of the Southwest Quarter (SW 1/4) of Section 17, Township 21 South, Range 61 East, M.D.B. & M., Clark County, Nevada, and a portion of the Northwest Quarter (NW 1/4) of
Section 20, Township 21 South, Range 61 East, M.D.B. & M., being more particularly described as follows (Flamingo Road):

     COMMENCING at the Southwest Quarter (SW 1/4) of Section 17, Township 21 South, Range 61 East, M.D.B. & M., Clark County, Nevada; thence South 89 deg. 38'49" East a distance of 50.00 feet to a point; thence North 00 deg. 29'59" West a distance of 93.27 feet to a point on the North right-of-way line of Flamingo Road; thence South 88 deg. 46'25" East a distance of 286.54 feet to a point; thence South 82 deg. 24'46" East a distance of 308.90 feet to a point; thence South 89 deg. 38'49" East a distance of 290.35 feet to the TRUE POINT OF BEGINNING; thence continuing South 89 deg. 38'49" East a distance of 412.64 feet to a point; thence South 00 deg. 03'46'' West a distance of 100.00 feet to a point; thence North 89 deg. 38'49" West a distance of 282.64 feet to a point; thence North 68 deg. 41'03" West a distance of 139.76 feet to a point; thence North 00 deg. 21'11'' East a distance of 50.00 feet to the TRUE POINT OF BEGINNING.

PARCEL VII:

     All that portion of the Northwest Quarter (NW 1/4) of the Northwest Quarter (NW 1/4) of Section 20, Township 21 South, Range 61 East, M.D.B.&M., lying Northeasterly of the following described parcel, excepting therefrom the North Fifty (50) feet thereof:

     PARCEL  NO.  I-015-CL-038.344, WESTERN  HOLDING  COMPANY,  A
NEVADA CORPORATION, TO BE ACQUIRED IN FEE SIMPLE

     Situate, lying and being in the County of Clark, State of Nevada, and more particularly described as being a portion of the North Half (N1/2) of the Northwest Quarter (NW 1/4) of the Northwest Quarter (NW 1/4) of Section 20, Township 21 South,
Range 61 East, M.D.M., and more fully described by metes and bounds as follows, to wit:

     BEGINNING at a point on the right or Southerly right-of-way line of Flamingo Road (SR-592), 80.00 feet right of and at right angles to Highway Engineer's Station "M" 3+24.23 P.C., said point of beginning further described as bearing South 78 deg. 38'34" East, a distance of 339.31 feet from the Northwest corner of
Section 20, Township 21 South, Range 61 East, M.D.M.; thence North 1 deg. 00'00" East, along said right-of way line a distance of 16.08 feet to an intersection with the Owner's Northerly property line; thence South 89 deg. 52'24" East along said property line a distance of 777.38 feet to an intersection with the left or Northerly right-of-way line of said Flamingo Road; thence South 81 deg. 50'46" East along said right-of-way line a distance of 201.59 feet to a point on the Westerly right-of-way line of Interstate Route 15 (Project IR-015-1(68)38); thence South 75 deg. 26'45" East a distance of 36.91 feet to an intersection with the West 1/16 section line of Section 20,
Township 21 South, Range 61 East, M.D.M., and the Owner's Easterly property line thence South 0 deg. 19'43" East along said West 1/16 section line a distance of 319.14 feet to a point on the right or Southerly right-of way line of Flamingo Road; thence North 71 deg. 37'38" West along said right-of-way line a distance of 129.16 feet to a point; thence North 67 deg. 47'31" along said right-of-way line a distance of 699.39 feet to a point; thence from a tangent which bears North 73 deg. 32'11" west curving to the left along said right-of-way line with a radius of 920 feet through an angle of 15 deg. 27'49", an arc distance of 248.30 feet to the point of beginning; said parcel contains an area of
3.75 acres, more or less.

     TOGETHER WITH all of grantors' right, title and interest, including abutters' rights, in and to that portion of FLAMINGO ROAD (fifty-feet wide) which abuts the above described property on its North line, from the West property corner to the East property corner.

PARCEL VIII:

     That portion of the Southwest Quarter (SW 1/4) of the Southwest Quarter (SW 1/4) of Section 17, Township 21 South,
Range 61 East, M.D.B., described as follows:

     Lots One (1) and Two (2) as shown by map thereof in file  46 of Parcel Maps, page 18, in the Office of the County Recorder of Clark County, Nevada.

     EXCEPTING Therefrom the Northerly 20 feet as described in the Grant, Bargain and Sale Deed to Clark County, recorded October 19, 1989 in Book 891019 as Document No. 834 and re-recorded January 18, 1990 in Book 900118 as Document No. 00863 of Official Records, Clark County, Nevada.

PARCEL IX:

PARCEL A:

     That portion of the Southeast Quarter (SEl/4) of the Southwest Quarter (SW 1/4) of Section 17, Township 21 South,
Range  61  East,  M.D.B. & M., in the County of Clark,  State  of
Nevada, described as follows:

     COMMENCING  at the intersection of the South  line  of  said
Section  17 with the Northwesterly right-of-way line of  the  Los
Angeles and Salt Lake (Union Pacific) Railroad (200 feet wide);

     thence North 28 deg. 12'00" East along the said Northwesterly right-of-way line a distance of 400.00 feet to the Northeast corner of that certain property conveyed to WILMA WILGAR, et al, by Deed recorded May 11, 1965 as Document No. 491993, said point being the TRUE POINT OF BEGINNING;

     thence continuing North 28 deg. 12'00". East along the Northwesterly right-of-way line of the railroad a distance of
428.37 feet to the Southeast corner of that certain parcel of land conveyed to NEVADA CATHOLIC WELFARE BUREAU, INC. by Deed recorded as Document No. 248789 in December of 1972;

     thence North 61 deg. 48'00" West along the Southerly boundary of the above mentioned WELFARE BUREAU PARCEL a distance of 573.95 feet to a point in the West line of the Southeast Quarter (SEl/4) of the Southwest Quarter (SWl/4) of said Section 17; thence South 0 deg. 22'49" West along the last mentioned West line to the Northwest corner of the above mentioned WILGAR PARCEL;

     thence South 61 deg. 48'00" East along the Northerly boundary of the said WILGAR PARCEL a distance of 368.00 feet to the TRUE POINT OF BEGINNING.

PARCEL B:

     A right-of-way and easement with the right of ingress and egress for the construction, operation, maintenance, repair and renewal of railroad spur track lines over and across the Easterly 10 feet of that certain parcel of property conveyed to T. E. CONNOLLY, INC., a Delaware Corporation as reserved in that certain Deed recorded May 18, 1955 as Document No. 46886, Official Records, Clark County, Nevada.

PARCEL C:

     A right-of-way and easement for the construction, operation, maintenance, repair and renewal of a railroad spur track line over, along and across the following described property:

     A strip of land 20.00 feet wide lying Westerly and immediately adjacent to the Northwesterly right of way line of the Los Angeles, and Salt Lake City (Union Pacific) Railroad right of way (200 feet wide) bounded on the South by the Northerly boundary line of the hereinabove conveyed parcel and bounded on the North by the Southerly boundary line of that certain parcel of land conveyed by CINDERLITE, INC. to T. E. CONNOLLY, INC. by Deed recorded May 18, 1955 as Document No. 46886 in said County Official Records.

PARCEL D:

     A non-exclusive right of way and easement for road and utility purposes, over, along, and across the following described property:

     The Westerly 30.00 feet lying Easterly and immediately adjacent to the West line of the East One Half (El/2) of the Southwest Quarter (SWl/4) of said Section 17, bounded on the South by the Northerly boundary line of the hereinabove conveyed parcel and bounded on the North by the Southerly boundary line of that certain parcel of land conveyed by CINOERLITE, INC. to T.E. CONNOLLY, INC. by Deed recorded May 18, 1955 as Document No. 46886 in said County, Official Records.

PARCEL E:

     A non-exclusive Easement for ingress, egress and public utility purposes over and across that portion of the Southwest
Quarter  (SWl/4) of the Southwest Quarter (SWl/4) of Section  17,
Township 21 South, Range 61 East, described as follows?

     COMMENCING at the Northeast corner of the Southwest  Quarter
(SWl/4)  of the Southwest Quarter (Sl/4) of Section 17,  Township
21 South, Range 61 East, M.D.M., Clark County, Nevada;

     thence South 00 deg. 03'48" West along the East line of said
Southwest Quarter (SWl/4) of the Southwest Quarter (SWl/4) a distance of 288.00 feet to the TRUE POINT OF BEGINNING;

     thence  continuing South 00 deg. 03'48" West a  distance  of
40.00 feet to a point; thence North 89 deg. 16'32" West on a line parallel with the North line of the Southwest Quarter (S1/4) of the Southwest Quarter (SW1/4) a distance of 282.58 feet to a point;

     thence North 00 deg. 03'48" East a distance of 40.00 feet to a point;

     thence South 89 deg. 16'52" East a distance of 282.58 feet to the TRUE POINT OF BEGINNING.

PARCEL X:

PARCEL A:

     That portion of the Southwest Quarter (SWl/4) of the Southwest Quarter (SWl/4) of Section 17, Township 21 South, Range
61 East, M.D.B. & M., in the County of Clark, State of Nevada described as follows:

     BEGINNING  at  the  intersection of the South  line  of  the
Southwest   Quarter  (SWl/4)  of  said  Section  17,   with   the
Northwesterly right-of-way line of Los Angeles and Salt Lake City
(Union Pacific) Railroad right-of-way, 200 feet wide;

     thence   North   28  deg.  12'00"  East   along   the   said
Northwesterly right-of-way line a distance of 400.00 feet;

     thence North 61 deg. 48'00" West a distance of 368.00 feet to a point in the West line of the East Half (El/2) of the Southwest Quarter (SWl/4) of said Section 17, said West line being also the East boundary of that certain parcel of land conveyed to GIBBONS AND REED CO. to STOCKS MILL AND SUPPLY CO., INC. by Deed recorded December 31, 1963 as Document No. 404686 in Clark County, Nevada, Official Records;

     thence Southerly along the said East boundary line a distance of 516.00 feet to the Southeast corner of said conveyed parcel, said corner also being the Southwest corner of the East Half (El/2) of the Southwest Quarter (SW1/4) of said Section 17;

     thence  Easterly  along  the South line  of  said  Southwest
Quarter (SWl/4) of said Section 17;

     thence  Easterly  along  the South line  of  said  Southwest
Quarter (SWl/4) to the POINT OF BEGINNING.

     TOGETHER   with  that  portion  of  vacated  Flamingo   Road
appurtenant thereto by Order of Vacation recorded November 3, 1989 in Book 891103 as Document No. 00683, Official Records.

PARCEL B:

     A non-exclusive right-of-way and easement for road and utility purposes over, along and across the following described property:

     The Westerly 30.00 feet lying Easterly and immediately adjacent to the West line of the East Half (El/2) of the Southwest Quarter (SWl/4) of said Section 27, bounded on the South by the Northerly boundary line of the hereinabove conveyed parcel and bounded on the North by the Southerly boundary line of that certain parcel of land conveyed by CINDERLITE, INC., to T.E. CONNOLLY, INC., by Deed recorded May 18, 1955 as Document No. 46886 in said County, Official Records.

PARCEL C:

     A right-of-way and easement for the construction, operation, maintenance, repair and renewal of a railroad spur track line over, along and across the following described property:

     A strip of land 20.00 feet wide lying Westerly and immediately adjacent to the Northwesterly right-of-way line of Los Angeles and Salt Lake City (Union Pacific) Railroad right-of-way (200 feet wide), bounded on the South by the Northerly boundary line of the hereinabove conveyed parcel and bounded on the North by the Southerly boundary line of that certain parcel of land conveyed by CINDERLITE, INC., to T.E. CONNOLLY, INC. by Deed recorded May 18, 1955 as Document No. 46886 in said County Official Records.

PARCEL D:

     A right-of-way and easement with right of ingress and egress for the construction, operation, maintenance, repair and renewal of railroad spur track lines over and across the Easterly 10 feet of that certain parcel of property conveyed to T.E.
CONNOLLY, INC., a Delaware Corporation as reserved in that certain Deed recorded May 18, 1955 as Document No. 46886, Official Records, Clark County, Nevada.

PARCEL E:

     A non-exclusive Easement for ingress, egress and public utility purposes over and across that portion of the Southwest
Quarter  (SW1/4) of the Southwest Quarter (SWl/4) of Section  17,
Township 21 South, Range 61 East, described as follows:

     COMMENCING at the Northeast corner of the Southwest  Quarter
(SWl/4)  of the Southwest Quarter (SWl/4) of Section 17, Township
21 South, Range 61 East, M.D.M., Clark County, Nevada;

     thence South 00 deg. 03'48" West along the East line of said
Southwest Quarter (SW1/4) of the Southwest Quarter (SWl/4) a distance of 288.00 feet to the TRUE POINT OF BEGINNING;

     thence  continuing South 00 deg. 03'48" West a  distance  of
40.00 feet to a point;

     thence North 89 deg. 16'52" West on a line parallel with the North line of the Southwest Quarter (SWl/4) of the Southwest
Quarter (SWl/4) a distance of 282.58 feet to a point;

     thence North 00 deg. 03'46" East a distance of 40.00 feet to a point;

     thence South 89 deg. 16'52" East a distance of 282.58 feet to the TRUE POINT OF BEGINNING.

PARCEL XI:

PARCEL A:

     That portion of the Southeast Quarter (SEl/4) of the Southwest Quarter (SWl/4) of Section 17, Township 21 South, Range
61 East, M.D.M., described as follows:

     COMMENCING  at the intersection of the South  line  of  said
Section  17 with the Northwesterly right-of way line of  the  Los
Angeles and Salt Lake (Union Pacific) Railroad (200 feet wide);

     thence North 28 deg. 12'00" East along the said Northwesterly right-of-way line a distance of 1028.37 feet to the most Southerly corner of that certain parcel of land described in a Deed from CINDERLITE INC., to T.E. CONNOLLY, INC., a Delaware Corporation recorded May 18, 1955 as Document No. 46886, Clark County, Nevada records, the TRUE POINT OF BEGINNING;

     thence North 61 deg. 48'00'' West along the Southerly boundary of the last mentioned parcel of land a distance of
679.49 feet to a point in the West line of the Southeast Quarter (SEl/4) of the Southwest Quarter (SWl/4) of said Section 17;

     thence  South  0  deg. 22'49" West along the last  mentioned
West line a distance of 226.14 feet to a point;

     thence South 61 deg. 48'00" East a distance of 573.95 feet to a point in the aforementioned Northwesterly right-of-way line of the Los Angeles and Salt Lake (Union Pacific) Railroad;

     thence North 28 deg. 12'00" East along the said right-of-way line a distance of 200.00 feet to the TRUE POINT OF BEGINNING.

PARCEL B:

     A right-of-way and easement with the right of ingress and egress for the construction, operation, maintenance, repair and renewal of railroad spur track lines over and across the Easterly 10 feet of that certain parcel of property conveyed to T.E.
CONNOLLY, INC., a Delaware Corporation as reserved in that certain Deed recorded May 18, 1955 as Document No.46886, Official Records, Clark County, Nevada.:

PARCEL C:

     A non-exclusive Easement for ingress, egress and public utility purposes over and across that portion of the Southwest
Quarter  (SWl/4) of the Southwest Quarter (SWl/4) of Section  17,
Township 21 South, Range 61 East, described as follows:

     COMMENCING at the Northeast corner of the Southwest  Quarter
(SWl/4)  of the Southwest Quarter (SW1/4) of Section 17, Township
21 South, Range 61 East, M.D.M., Clark County, Nevada;

     thence South 00 deg. 03'48" West along the East line of said
Southwest Quarter (SWl/4) of the Southwest Quarter (SWl/4) a distance of 288.00 feet to the TRUE POINT OF BEGINNING;

     thence  continuing South 00 deg. 03'48" West a  distance  of
40.00 feet to a point;

     thence North 89 deg. 16'52" West on a line parallel with the North line of the Southwest Quarter (SWl/4) of the Southwest
Quarter (SWl/4) a distance of 282.58 feet to a point;

     thence North 00 deg. 03'46" East a distance of 40.00 feet to a point;

     thence South 89 deg. 16'52" East a distance of 282.58 feet to the TRUE POINT OF BEGINNING.

PARCEL XII:

     COMMENCING at the Northeast Corner of the Southwest  Quarter
(SWl/4)  of the Southwest Quarter (SWl/4) of Section 17, Township
21 South, Range 61 East, M.D.M., Clark County, Nevada; said point being the TRUE POINT OF BEGINNING;

     thence South 00 deg. 03'48" West along the East line of said
Southwest Quarter (SW1/4) of the Southwest Quarter (SWl/4) a distance of 328.00 feet to a point;

     thence North 89 deg. 16'52" West on a line parallel with the North line of the Southwest Quarter (SWl/4) of the Southwest
Quarter (SWl/4) a distance of 282.58 feet to a point;

     thence North 00 deg. 03'48" East a distance of 328.00 feet to a point;

     thence South 89 deg. 16'52" East a distance of 282.58 feet to the TRUE POINT OF BEGINNING.

ALSO DESCRIBED AS:

     Parcel I as shown by map thereof on file in File 47 of Parcel Maps, Page 51 in the Office of the County Recorder of
Clark County, Nevada.

     EXCEPTING THEREFROM that property conveyed to the County  of
Clark  by an instrument recorded January 18, 1990 in Book  900118 as Instrument No. 00864 of Official Records, described as follows:

     A  portion  of the Southwest Quarter (SWl/4) of Section  17,
Township  21  South, Range 61 East, M.D.B. &  M.,  Clark  County,
Nevada, being more particularly described as follows:

     COMMENCING at the South One-Sixteenth Corner of Section  17,
Township  21  South, Range 61 East, M.D.B. &  M.,  Clark  County,
Nevada;

     thence South 89 deg. 17'22" East a distance of 1074.89 feet to the TRUE POINT OF BEGINNING;

     thence  continuing South 89 deg. 17'22" East a  distance  of
282.66 feet to a point;

     thence South 00 deg. 03'46" West a distance of 30.00 feet to a point;

     thence South 86 deg. 39'36" West a distance of 283.14 feet to a point;

     thence North 00 deg. 03'46" East a distance of 50.01 feet to the TRUE POINT OF BEGINNING.

     ALSO EXCEPTING THEREFROM that portion conveyed to the County of Clark by an instrument recorded December 28, 1989 in Book
891228 as Document No. 00778 of Official Records, described as follows:

     A  portion of the Southwest Quarter (SWl/4) of the Southwest
Quarter (SWl/4) of Section 17, Township 21 South, Range 61  East,
M.D.M., Clark County, Nevada, being more particularly described as follows:

     COMMENCING at the Southwest One-Sixteenth Corner of  Section
17,  Township  21  South, Range 61 East,  M.D.M.,  Clark  County,
Nevada;

     thence South 00 deg. 03'46" West a distance of 30.00 feet to the TRUE POINT OF BEGINNING;

     thence  continuing South 00 deg. 03'46" West a  distance  of
20.00 feet to a point;

     thence North 89 deg. 17'22'' West a distance of 282.66 feet to a point;

     thence North 86 deg. 39'36" East a distance of 282.14 feet to the TRUE POINT OF BEGINNING.

PARCEL XIII:

     COMMENCING at the Northwest corner of the Northeast  Quarter
(NEl/4)  of the Northwest Quarter (NWl/4) of Section 20, Township
21  South, Range 61 East, M.D.B. & M., said point being the  TRUE
POINT OF BEGINNING;

     thence  South 89 deg. 53'33" East, along the North  line  of
Section 20, 177.49 feet to a point on the West right-of-way of Union Pacific Railroad;

     thence  along  said right-of-way South 27 deg. 39'44"  West,
132.00  feet  to  a point on the North right-of-way  of  Flamingo
Road;

     thence North 75 deg. 26'45" West, 119.56 feet;

     thence  North  0 deg. 19'45" West, 87.20 feet  to  the  TRUE
POINT OF BEGINNING.

PARCEL XIV:

     That portion of the Southwest Quarter (SWl/4) of Section 17,
Township 21 South, Range 61 East, M.D.B. & M., being more particularly described as follows:

     COMMENCING at the Northeast Corner of the Southwest Quarter (SWl/4) of said Section 17; thence Southerly along the East line of the Southwest Quarter (SWl/4) of said Section 17 a distance of
236.20 feet to a point on the Northwesterly line of the L.A. and S.L. (Union Pacific) railroad right-of-way line - 200.00 feet wide; thence South 28 deg. 12'00" West along the said right-of-way line a distance of 1644.81 feet to a point; thence North 62 deg. 05'41" West a distance of

679.68 feet to a point; thence North 00 deg. 03'46" East a distance of 6.54 feet to the TRUE POINT OF BEGINNING; thence continuing North 00 deg. 03'46" East a distance of 79.33 feet to a point; thence South 89 deg. 16'40" East a distance of 91.95 feet to a point; thence South 49 deg. 39'16" West a distance of
120.75 feet to the TRUE POINT  OF BEGINNING.

     EXCEPTING THEREFROM that portion of said land conveyed to the County of Clark by that certain Grant, Bargain, Sale Deed recorded December 28, 1989 in Book 891228 as Document No. 00776 and re-recorded January 18, 1990 in Book 900118 as Document No. 01019 of Official Records, described as follows:

     A  portion  of the Southwest Quarter (SWl/4) of Section  17,
Township  21  South, Range 61 East, M.D.B. &  M.,  Clark  County,
Nevada, being more particularly described as follows:

     COMMENCING at the South One-Sixteenth Corner of Section 17, Township 21 South, Range 61 East, M.D.B. & M., Clark County, Nevada; thence South 89 deg. 17'22" East a distance of 1357.85 feet to the TRUE POINT OF BEGINNING; thence continuing South 89 deg. 17'22" East a distance of 91.95 feet to a point; thence South 49 deg. 39'16" West a distance of 45.67 feet to a point; thence North 89 deg. 16'40" West a distance of 57.17 feet to a point; thence North 00 deg. 03'46" East a distance of 30.00 feet to the TRUE POINT OF BEGINNING.

     FURTHER EXCEPTING THEREFROM that portion of said land conveyed to the County of Clark by that certain Grant, Bargain, Sale Deed recorded December 28, 1989 in Book 891228 as Document
No. 00778 of Official Records, described as follows:

     A  portion of the Southeast Quarter (SEl/4) of the Southwest
Quarter (SWl/4) of Section 17, Township 21 South, Range 61  East,
M.D.M., Clark County, Nevada, being more particularly described as follows:

     COMMENCING at the Southwest One-Sixteenth Corner of Section 17, Township 21 South, Range 61 East, M.D.M., Clark County, Nevada; thence South 00 deg. 03'46" West a distance of 30.00 feet to the TRUE POINT OF BEGINNING; thence continuing South 00 deg. 03'46" West a distance of 20.00 feet to a point; thence South 89 deg. 16'40" East a distance of 33.99 feet to a point; thence North 49 deg. 39'16" East a distance of 30.44 feet to a point; thence North 89 deg. 16'40" west a distance of 57.17 feet to the TRUE POINT OF BEGINNING.

PARCEL XV:

     A tract of land known as a portion of Highland Avenue located in Section 17, Township 21 South, Range 61 East, M.D.M., more particularly described as follows:

     COMMENCING at the Northwest corner of the Southwest Quarter (SWl/4) of the Southwest Quarter (SWl/4) of said Section 17 being the intersection of the centerline of Valley View Boulevard and Viking Road; thence South 89 deg. 17'11" East along the centerline of said Viking Road a distance of 1,035.12 feet to the centerline of Highland Avenue and Viking Road; thence South 00 deg. 03'50" West along the centerline of said Highland Avenue a distance of 50.00 feet to the TRUE POINT OF BEGINNING; thence South 89 deg. 17'04"

East a distance of 40.00 feet; thence South 00 deg. 03'50" West a distance of 377.25 feet to a point of non-tangent curve concave Northerly, having a radius of 60.00 feet and an initial radial bearing of South 41 deg. 45'39" East; thence along said curve a distance of 87.57 feet; thence North 00 deg. 03'50" East a distance of 378.18 feet to a point on the South right-of-way of said Viking Road; thence South 89 deg. 17'04" East a distance
of 40.00 feet to  the  TRUE   POINT  OF BEGINNING.

                           EXHIBIT "B"


                    MARNELL CORRAO ASSOCIATES

4 August 1995

Mr. Harlan Braaten
RIO SUITE HOTEL & CASINO
3700 West Flamingo Road
Las Vegas, Nevada 89103

Reference:     RIO PHASE V EXPANSION
               GUARANTEED MAXIMUM PRICE (G.M.P.) PROPOSAL

Dear Harlan:

     We are pleased to submit this Guaranteed Maximum Price Proposal for construction of the Rio Phase V Expansion. This proposal was prepared in accordance with Preliminary Project Drawings A2.1, A2.2, A2.3 dated 21 July 1995 and TA1.1, TA2.0, TA2.1, TA2.2, TA2.3, TA5.0, TA5.1, TA6.0 dated 11 July 1995, as prepared by Anthony A. Marnell II, Chtd.

     This G.M.P. Proposal is based on the following Scope of Work as depicted in the above referenced drawings:

     - Construction of a 41 story Hotel Tower containing 1,015 guestrooms similar to the existing Rio guestrooms;

     - Construction of fully developed Basement and 1st Level areas of the new Tower;

     - Development of the 3rd Level of the Tower inclusive of Conference Rooms, Exercise Room, Public Restrooms and associated support areas;

     - Development of portion of the top two levels of the Tower to incorporate a restaurant and lounge;

     - Construction of an approximate 255,000 square feet Lowrise Addition including approximately 72,000 square feet of Basement, 103,600 square feet of 1st Level and 79,400 square feet of 2nd Level. The Lowrise Addition will include fully developed Public and Back of House areas, as outlined in the attached Project Magnitude Budget Estimate dated 25 July 1995, as well as an approximate 32,400 square feet of undeveloped Retail Tenant Improvement Areas;

     - Allowances for the construction of an approximate 1,650 square foot Baggage Room Addition, a 2,500 square foot
          Loading  Dock  Addition, a 4,100 square  foot  building

          "shell only" addition at the Race & Sports Book area, and a 7,200 square foot covered roof structure at the new Valet Pick-Up area;

     -    Remodel  of  existing Lowrise building areas  including
          approximately 16,150 square feet of East  Casino  areas
          and   2,000   square  feet  of  existing  building   to
          accommodate expansion of the Employee Dining;

     -    Construction  of  a  Four (4) Level  1,080  Car  Public
          Parking Garage, including a Pedestrian Bridge to the 2nd Level of the new Casino;

     -    Construction of a 473 space Valet Parking structure;

     - Construction of a Valet Tunnel to the new Valet Parking structure;

     - Construction of a new Employee Parking Area at the existing Cinderlite property;

     -    Construction   of   all  related  Onsite   Improvements
          including      roadway     modifications,      entrance
          modifications, parking area modifications, and new ramp to the existing pool area parking structure;

     -    All site landscaping and irrigation work;

     -    Construction  of  a new swimming pool at  the  existing
          Volleyball area;

     - Expansion of the existing Pool Recreation Area into a portion of the existing Parking Deck;

     - An Allowance of $1,000,000 for all Utility Relocation work and new Utilities work as required;

     -    An Allowance of $1,000,000 for Offsite Improvements;

     -    An Allowance of $500,000 to relocate Motorola and Laser
          Equipment to the new Tower;

     - An Allowance of $1,000,000 for relocation of the existing Rio Pylon Sign;

     -    An  Allowance  of $1,000,000 for Permit and  Planscheck
          Fees;

     - Interior Furnishings, Fixtures and Equipment (FF&E), as required for all new and remodeled building areas, excepting Retail Tenant Improvement Areas;

     -    An  Allowance of $5,000,000 for the Casino Show Special
          Feature/Effects;

     -    An  Allowance  of  $300,000  for  Sound,  Lighting  and
          Rigging at the new Country Nightclub;

     -    All Kitchen and Bar Equipment;

     -    All  Elevators and Escalators at the Tower, Lowrise and
          Parking Garage as required.

     Our Guaranteed Maximum Price Proposal for the above outlined
Scope  of  Work  is ONE HUNDRED SIXTY-TWO MILLION,  NINE  HUNDRED
EIGHT THOUSAND, SEVEN HUNDRED THIRTY-FIVE DOLLARS (162,908, 735).

     Our cost estimate breakdown for the above G.M.P. amount is attached hereto for your review. This cost estimate breakdown dated 25 July 1995, provides a detailed square foot breakdown of all of areas included in the above outlined Scope of Work. Also attached hereto, please reference our list of Exclusions for items specifically excluded from this G.M.P. Proposal.

     We are very pleased that Marnell Corrao Associates has once again been afforded the opportunity to be a part of the continued growth and success of the Rio.

                              Very truly yours,
                              MARNELL CORRAO ASSOCIATES



                              Perry A. Eiman
PAE/dmm

Attachments

cc:  Tony Marnell
     Jay Barrett
     File

                           EXHIBIT "B"

                    MARNELL CORRAO ASSOCIATES


                      RLO PHASE V EXPANSION
                         EXCLUSION LIST
                          4 AUGUST 1995


1.   Architectural Design Fees

2.   Interior Design Fees

3.   Engineering Fees

4.   Bond Premiums

5.   Development Tax (@ .50/sf)

6.   Sewer Connection Fees

7. Towels & Linens, Sheets, Blankets, Pillows, Pillowcases and all other various and Sundry and Paper and other Supplies, including Housekeeping Equipment of any kind, and Uniforms

8.   Master Antenna System

9.   All  Back-of-House Items associated with Cooking and Eating;
     i.e. Flatware, China, Glasses, Cups, Linens, Kitchen Cooking
     and   Preparation  Utensils,  Pots,  Pans,  etc.,  including
     required Cleaning Equipment

10.  Employees' and all other Storage Lockers

11.  Bus Carts & Associated Hardware

12.  Dry Storage Shelving

13.  Slot  Repair  Equipment, Small Tools, Work Benches,  Storage
     Shelves, Bins, etc.

14.  Room Service Carts, Tables, Hardware, etc.

15.  Beverage Dispensing Equipment, & Tubing therefore

16.  Engineering Supplies, Tools, Storage Shelves or Bins, etc.

17.  Loading & Receiving Carts or Dollies

18.  All Office Equipment, Desks,

19.  All  Office Equipment, Desks, Chairs, Adding Machines,  Data
     Processing  Equipment,  all other Office  Furnishings,  i.e.
     Shelving, Conference Tables, File Cabinets, etc.

20.  All   closed   circuit  TV  Monitoring  Systems,  Recorders,
     Equipment and Conduit and wiring therefore

21.  All Gaming and Related Equipment, i.e.:

     a.   Tables and Chairs

     b.   Crap Tables

     c.   Baccarat Tables & Chairs

     d.   Cards, Shoes, Dice, Stubs, Drop Boxes, etc.

     e. Closed Circuit TV Systems, including Wiring & Conduit therefore

     f.   All Pit Stands and Related Millwork

     g.   All Change Stands and Related Millwork

     h.   Slot Machines, Installation & Connection thereof

     i.   Slot Machine Stands

     j.   Soft or Hard Count Equipment

     k.   All Cage Equipment

     l.   All Money Carts, etc.

     m.   All  Timeclocks,  Payroll Systems,  Time  &  Attendance
          Systems, etc.

     n.   All   Coat   Room  Systems  (automated   Coat   Storage
          Equipment)

     o.   All Safe Deposit Boxes and Vaults or Moveable Safes

     p.   All Keno Systems including Wiring therefore

     q.   Poker Tables & Chairs

     r.   Race & Sports Book Computer Systems (betting/display)

     s.   Race & Sports Book Boards

     t.   Bingo Systems

22.  All   Public  Telephones  and  all  House  and  Guest  Phone
     Equipment, including wiring therefore

23.  All Interior Electric Sign Work

24. All Exterior Signage, exception Allowance for relocation of the existing Pylon Sign.

25.  All Interior Security Systems, including Hand-carried Radios

26.  All Laundry Equipment, including installation thereof

27.  Vacuum Cleaners/Cleaning Devices

28.  Linen Storage/Shelving/Supply Storage

29.  Cabinetry or Shelving/Maintenance Shelving or Cabinetry

30.  All Computer Systems, including Wiring therefore

31.  Halon System

32.  Computer Floors

33.  Alarm Systems Conduit & Wiring

34.  UPS System for Computer

35.  Reader Boards

36.  Data Cable for Message Centers

37.  Retrofit Requirements

38.  Course of Construction Insurance

39.  Vending Machines

40.  Trash Receptacles

41.  Trash Compactors/Can Wash Equipment

42.  Ash Trays & Receptacles

43.  Attic Stock and/or Spare Equipment/Materials

44.  Model Room Costs

     The   above  exclusions  have  been  reviewed,  and  it   is
understood that the cost of the items which pertain to this Project must be added to Marnell Corrao Associates' estimates in order to determine the overall budget.

By
   Owner's Representative                                    Date

                            EXHIBIT B


                           RIO PHASE V


                         EXPANSION TABLE

                                            RIO PHASE V

                                 PROJECT MAGNITUDE BUDGET ESTIMATE

                                          REVISED 7/25/95


DESCRIPTION                                                      AREA                   CONSTRUCTION


ONSITE / OFFSITE IMPROVEMENTS


    Utility Relocations/New Utilities                           Allowance                  1,000,000
   PUBLIC Parking Garage (1080 Cars/4 Levels)                     418,000 sf         20    8,360,000
   VALET Parking Garage (473 Spaces)                              174,600 sf       27.5    4,801,500
   New Valet Tunnel                                                 3,500 sf         65      227,500
   Valet Tunnel Extension/Overpass Structure/Ret. Walls         Allowance                    350,000
   New Employee Parking @ Cinderlite Property                     310,000 sf       3.25    1,007,500
   Revised Employee Parking Area                                  119,000 sf       2.25      267,750
   New Site Roadways/Main Entrance Modifications                  490,000 sf       3.75    1,837,500
   Site Landscaping                                             Allowance                  1,000,000
   New Swimming Pool @ Existing Pool Area                           5,400 sf         40      216,000
   Expanded Pool Recreation Area @ Parking Deck                    70,000 sf         30    2,100,000
   New Ramp to Existing Parking Deck                                2,160 sf         50      108,000
   Relocate Showroom Nitrogen Tank                              Allowance                    100,000
   OFFSITE IMPROVEMENTS                                         Allowance                  1,000,000

   SUBTOTAL ONSITE / OFFSITE IMPROVEMENTS                                                 22,375,750

LOWRISE (New Construction)


BASEMENT

   B.O.H. @ Tower                                                  22,500 sf         70    1,575,000
   Loading Dock                                                       912 sf         85       77,520
   Receiving Area/Dry Storage                                       5,800 sf         85      493,000
   Wine Cellar/Wine Storage                                         4,770 sf        150      715,500
   Tunnels / B.O.H. Corridors                                      17,446 sf         90    1,570,140
   Central Plant                                                    2,350 sf         85      199,750
   Security Offices                                                 1,400 sf         85      119,000
   Employee Lounge/Restrooms                                        2,500 sf         95      237,500
   Training Rooms                                                   1,570 sf         85      133,450
   Storage/Unassigned                                              13,065 sf         80    1,045,200
                                                                   72,313 SF

MAIN LEVEL

   Public Elevator Lobbies @ Tower                                  1,600 sf        100      160,000
   Service Elevator Lobbies @ Tower                                   300 sf         85       25,500
   Event/Viewing Area                                               4,500 sf        120      540,000
   Mardi Gras Casino (2-Story Space)                               25,125 sf        135    3,391,875
   Special Feature/Effects Allowance
   Restaurants / Bars
        CAFE (240 SEATS)                                            4,320 sf        115      496,800
        TROPICAL RESTAURANT (202 SEATS)                             7,200 sf        115      828,000
        SPECIALTY BUFFET (380 SEATS)                                9,630 sf        110    1,059,300
        BAR (48 SEATS)                                              1,162 sf        125      145,250
   Kitchens
        CAFE                                                        1,572 sf        110      172,920
        TROPICAL RESTAURANT                                         1,865 sf        110      205,150
        SPECIALTY BUFFET                                            4,622 sf        110      508,420
   Retail (8 Spaces - TENANT IMPROVEMENT)                          11,094 sf         80      887,520
   Cage                                                             1,604 sf        105      168,420
   Public Restrooms                                                 2,840 sf        115      326,600
   Opening to Wine Cellar                                             450 sf         60       27,000
   B.O.H. Storage/Circulation                                      24,696 sf         85    2,099,160
   Hard Count                                                       1,020 sf         85       86,700
                                                                  103,600 SF

SECOND LEVEL

   Service Elevator Lobby @ Tower                                     990 sf         90       89,100
   Mechanical                                                       1,800 sf         85      153,000
   Restaurants / Nightclubs
        NAPA'S RESTAURANT (150 SEATS)                               4,360 sf        115      501,400
        BACA'S (250 SEATS)                                          7,400 sf        115      851,000
        COUNTRY CLUB NIGHTCLUB                                      7,150 sf        135      965,250
   Kitchens
        NAPA'S                                                      1,200 sf        110      132,000
        BACA'S                                                      1,850 sf        110      203,500
   Retail (9 Spaces - TENANT IMPROVEMENT)                          21,300 sf         80    1,704,000
   Show Staging                                                     4,121 sf         85      350,285
   B.O.H. Storage/Circulation                                      27,823 sf         85    2,364,955
   Pedestrian Bridge to Garage Level 4                              1,390 sf        150      208,500
                                                                   79,384 SF

   Lowrise Elevators/Escalators/Lifts (11 stops/2 pair/2        Allowance
   lifts)

   SUBTOTAL LOWRISE (NEW CONSTRUCTION)                            255,297 SF      97.21   24,817,665

LOWRISE (Remodel Areas)


MAIN LEVEL

   Existing East Casino (@ Existing Structure)                      5,588 sf         75      419,100
   Existing East Casino (New Structure)                             4,306 sf        110      473,660
   Old Michael's/Restrooms to Hardcount/B.O.H. (New                 2,575 sf        100      257,500
   Structure)
   Old Michael's/Restrooms to Casino & Entry (New/Existing          3,680 sf        110      404,800
   Structure)
   Expanded Employee Dining Room (Existing Structure)               2,000 sf         70      140,000

   SUBTOTAL LOWRISE (REMODEL AREAS)                                18,149 SF      93.40    1,695,060

TOWER (Floors 3-40)


CONSTRUCTION

   Level 3
        CONFERENCE ROOMS                                            8,500 sf        105      892,500
        RESTROOMS                                                     900 sf        115      103,500
        EXERCISE ROOM                                               1,690 sf         95      160,550
        STORAGE                                                     1,350 sf         70       94,500
        B.O.H. / CIRCULATION                                       10,060 sf         70      704,200
   Levels 4-39 (Typical Suites)                                   954,936 sf         70   66,845,520
   Level 40
        RESTAURANT                                                  5,494 sf        150      824,100
        KITCHEN                                                     1,860 sf        125      232,500
        GUESTROOMS                                                  6,514 sf         85      553,690
        B.O.H. / CIRCULATION                                        5,003 sf         70      350,210
   Level 41
        LOUNGE                                                      3,667 sf        150      550,050
        GUESTROOM                                                   3,285 sf         90      295,650
        B.O.H. / CIRCULATION                                        4,565 sf         70      319,550
   Elevators (Passenger/Service/Observation)                          250 stops

FF&E

   Typical Suites                                                     938 ea
   End Suites                                                          72 ea
   Hospitality Suites                                                   4 ea
   Large Hospitality                                                    1 ea
   Corridors                                                           38 ea

   SUBTOTAL TOWER (1015 ROOMS)                                  1,007,824 SF      71.37   71,926,520

MISCELLANEOUS ITEMS

   Baggage Room Addition                                            1,650 sf         90      148,500
   Loading Dock Addition                                            2,500 sf         85      212,500
   Race & Sports Addition (SHELL ONLY)                              4,133 sf         60      247,980
   Covered Roof Structure w/Skylights @ New Valet Pickup            7,200 sf         50      360,000
   Relocated Motorola/Lasers to new Tower                       Allowance                    500,000
   Permit/Plans Check Fees                                      Allowance                  1,000,000
   Transportation Tax (Approx. 600,000)                          By Owner
   Sewer Connection Fees (Approx. 2,000,000)                     By Owner
   PYLON SIGN Relocation                                        Allowance                  1,000,000

   SUBTOTAL MISCELLANEOUS ITEMS                                                            3,468,980

   TOTAL PRELIMINARY MAGNITUDE BUDGET ESTIMATE                                           124,283,975



DESCRIPTION                                                            INTERIORS          EQUIPMENT      TOTAL

ONSITE / OFFSITE IMPROVEMENTS


    Utility Relocations/New Utilities                                                                     1,000,000
   PUBLIC Parking Garage (1080 Cars/4 Levels)                                                             8,360,000
   VALET Parking Garage (473 Spaces)                                                                      4,801,500
   New Valet Tunnel                                                                                         227,500
   Valet Tunnel Extension/Overpass Structure/Ret. Walls                                                     350,000
   New Employee Parking @ Cinderlite Property                                                             1,007,500
   Revised Employee Parking Area                                                                            267,750
   New Site Roadways/Main Entrance Modifications                                                          1,837,500
   Site Landscaping                                                                                       1,000,000
   New Swimming Pool @ Existing Pool Area                                                                   216,000
   Expanded Pool Recreation Area @ Parking Deck                                                           2,100,000
   New Ramp to Existing Parking Deck                                                                        108,000
   Relocate Showroom Nitrogen Tank                                                                          100,000
   OFFSITE IMPROVEMENTS                                                                                   1,000,000

   SUBTOTAL ONSITE / OFFSITE IMPROVEMENTS                                                                22,375,750

LOWRISE (New Construction)


BASEMENT

   B.O.H. @ Tower                                                    5   112,500                          1,687,500
   Loading Dock                                                      5     4,560        15  13,680           95,760
   Receiving Area/Dry Storage                                        5    29,000        10  58,000          580,000
   Wine Cellar/Wine Storage                                        125   596,250        50 238,500        1,550,250
   Tunnels / B.O.H. Corridors                                        5    87,230                          1,657,370
   Central Plant                                                                                            199,750
   Security Offices                                                  5     7,000                            126,000
   Employee Lounge/Restrooms                                        30    75,000                            312,500
   Training Rooms                                                   25    39,250                            172,700
   Storage/Unassigned                                                                                     1,045,200


MAIN LEVEL

   Public Elevator Lobbies @ Tower                                  60    96,000                            256,000
   Service Elevator Lobbies @ Tower                                  5     1,500                             27,000
   Event/Viewing Area                                              100   450,000                            990,000
   Mardi Gras Casino (2-Story Space)                               150 3,768,750                          7,160,625
   Special Feature/Effects Allowance                                                         5,000,0      5,000,000
                                                                                                  00
   Restaurants / Bars
        CAFE (240 SEATS)                                           110   475,200        15    64,800      1,036,800
        TROPICAL RESTAURANT (202 SEATS)                            110   792,000        15   108,000      1,728,000
        SPECIALTY BUFFET (380 SEATS)                               100   963,000        15   144,450      2,166,750
        BAR (48 SEATS)                                             115   133,630              50,000        328,880
   Kitchens
        CAFE                                                                           150   235,800        408,720
        TROPICAL RESTAURANT                                                            150   279,750        484,900
        SPECIALTY BUFFET                                                               135   623,970      1,132,390
   Retail (8 Spaces - TENANT IMPROVEMENT)                              By Tenant           By Tenant        887,520
   Cage                                                             75   120,300                            288,720
   Public Restrooms                                                 50   142,000                            468,600
   Opening to Wine Cellar                                           50    22,500                             49,500
   B.O.H. Storage/Circulation                                        5   123,480        10   246,960      2,469,600
   Hard Count                                                        5     5,100                             91,800


SECOND LEVEL

   Service Elevator Lobby @ Tower                                    5     4,950                             94,050
   Mechanical                                                                                               153,000
   Restaurants / Nightclubs
        NAPA'S RESTAURANT (150 SEATS)                              125   545,000        15    65,400      1,111,800
        BACA'S (250 SEATS)                                         125   925,000        15   111,000      1,887,000
        COUNTRY CLUB NIGHTCLUB                                      80   572,000     S/L/R   300,000      1,837,250
   Kitchens
        NAPA'S                                                                         150   180,000        312,000
        BACA'S                                                                         150   277,500        481,000
   Retail (9 Spaces - TENANT IMPROVEMENT)                              By Tenant           By Tenant      1,704,000
   Show Staging                                                      5    20,605                            370,890
   B.O.H. Storage/Circulation                                       10   278,230                          2,643,185
   Pedestrian Bridge to Garage Level 4                              75   104,250                            312,750


   Lowrise Elevators/Escalators/Lifts (11 stops/2 pair/2                                     750,000        750,000
   lifts)

   SUBTOTAL LOWRISE (NEW CONSTRUCTION)                           41.11 10,495,26     34.27 8,747,810     44,059,760

LOWRISE (Remodel Areas)


MAIN LEVEL

   Existing East Casino (@ Existing Structure)                      60   335,280                            754,380
   Existing East Casino (New Structure)                             60   258,360                            732,020
   Old Michael's/Restrooms to Hardcount/B.O.H. (New                 20    51,500                            309,000
   Structure)
   Old Michael's/Restrooms to Casino & Entry (New/Existing          60   220,800                            625,600
   Structure)
   Expanded Employee Dining Room (Existing Structure)               50   100,000        15    30,000        270,000

   SUBTOTAL LOWRISE (REMODEL AREAS)                              53.22   965,940      1.65    30,000      2,691,000

TOWER (Floors 3-40)


CONSTRUCTION

   Level 3
        CONFERENCE ROOMS                                            40   340,000             200,000      1,432,500
        RESTROOMS                                                   50    45,000                            148,500
        EXERCISE ROOM                                               30    50,700            By Owner        211,250
        STORAGE                                                                                              94,500
        B.O.H. / CIRCULATION                                         5    50,300                            754,500
   Levels 4-39 (Typical Suites)                                        See Below                         66,845,520
   Level 40
        RESTAURANT                                                 100   549,400        25   137,350      1,510,850
        KITCHEN                                                                        125   232,500        465,000
        GUESTROOMS                                                     See Below                            553,690
        B.O.H. / CIRCULATION                                        10    50,030                            400,240
   Level 41
        LOUNGE                                                      85   311,695        50   183,350      1,045,095
        GUESTROOM                                                      See Below                            295,650
        B.O.H. / CIRCULATION                                        10    45,650                            365,200
   Elevators (Passenger/Service/Observation)                                        15,000 3,750,000      3,750,000

FF&E

   Typical Suites                                                9,500 8,911,000                          8,911,000
   End Suites                                                   25,000 1,800,000                          1,800,000
   Hospitality Suites                                           50,000   200,000                            200,000
   Large Hospitality                                           150,000   150,000                            150,000
   Corridors                                                    35,000 1,330,000                          1,330,000

   SUBTOTAL TOWER (1015 ROOMS)                                   13.73 13,833,77      4.47 4,503,200     90,263,495

MISCELLANEOUS ITEMS

   Baggage Room Addition                                            15    24,750                            173,250
   Loading Dock Addition                                                                10    25,000        237,500
   Race & Sports Addition (SHELL ONLY)                                                                      247,980
   Covered Roof Structure w/Skylights @ New Valet Pickup                                                    360,000
   Relocated Motorola/Lasers to new Tower                                                                   500,000
   Permit/Plans Check Fees                                                                                1,000,000
   Transportation Tax (Approx. 600,000)                                                                    By Owner
   Sewer Connection Fees (Approx. 2,000,000)                                                               By Owner
   PYLON SIGN Relocation                                                                                  1,000,000

   SUBTOTAL MISCELLANEOUS ITEMS                                           24,750              25,000      3,518,730

   TOTAL PRELIMINARY MAGNITUDE BUDGET ESTIMATE                         25,319,75          13,306,010    162,908,735


                           EXHIBIT "C"
                    MARNELL CORRAO ASSOCIATES


Mr. Harlan Braaten
RIO SUITE HOTEL & CASINO
3700 West Flamingo Road
Las Vegas, Nevada 89103

Reference:     RIO PHASE V EXPANSION (OUR PROJECT #738-95)
               PAYMENT REQUEST NO. ________________

Dear Mr. Braaten:

Please consider this our Payment Request No. __________ for the referenced Project.

     Estimated Construction Work Performed

     ___________, 1995 thru ___________, 1995         $
     1995


Our substantiation of costs incurred through _______________ is herewith enclosed and recapped as follows:

     Job Cost __________, 1995 thru __________, 1995  $
     Overhead and Profit @ 7%
     Gross Amount Billed _________, 1995 thru
     __________, 1995                                ($         )
     Credit for Adjustment                           ($         )

     Original Contract Amount                         $
     Change Orders to Date
        Current Contract Amount                       $

     __________ Estimated Request                     $
     Credit Adjustment                               ($

     __________ Request                               $

     Work Completed to Date                           $
     Less Previous                                   ($         )
     Less Previous Request                           ($         )
     Net __________ Request                           $

     Our    substantiation   of   costs   for   the   month    of
________________ will accompany our next Payment Request.

Sincerely,
MARNELL CORRAO ASSOCIATES



Perry A. Eiman

PAE/dmm

cc: Accounting, File

                           EXHIBIT "C"

                    MARNELL CORRAO ASSOCIATES

             CONDITIONAL RELEASE AND WAIVER OF LIEN

                      RIO PHASE V EXPANSION
                         PROJECT #738-95


For valuable consideration, which has been received, the undersigned corporation, partnership or individual does hereby release RIO PROPERTIES, INC. d/b/a RIO SUITE HOTEL & CASINO, hereinafter designated, of and from any and all claims, demands, causes of action whatsoever, in law or equity, which the undersigned has had, no has or may hereafter have in connection with labor performed or materials supplied by or through MARNELL CORRAO ASSOCIATES for that certain building on the premises described as:


                      RIO PHASE V EXPANSION

in the County of Clark, State of Nevada, does hereby waive and relinquish all right to a lien, or the right to file a stop notice, upon said property, and the building located thereon; and the property of said Owner either on behalf of the undersigned or on behalf of any subcontractor, mechanic, journeyman, laborer, material man, or person performing labor upon or furnishing material and machinery for such property or improvement of said Owner, and the undersigned does hereby waive all right to any such lien under the laws of the State of Nevada for and on behalf of himself and all other such persons furnishing labor and materials as aforesaid in any form or manner whatsoever for the erection, construction and completion of remodeling of said buildings; and the undersigned does hereby agree that in the event any liens shall be filed by any person, firm or corporation for labor or materials furnished to the undersigned shall refund to Rio Properties, Inc. d/b/a Rio Suite Hotel & Casino all monies that the Owner may be compelled to pay in discharging said lien, including but not limited to, reasonable attorney's fees and court costs in connection therewith.

     Payment Request #__________, dated __________, in the amount of $_____________.



     By ______________________________________

State of Nevada
County of Clark

Subscribed    and    sworn
before  me  this _________
day ___________________ of


__________________________
Notary  Public in and  for
said County and State